UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 19, 2005
CARBO CERAMICS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15903 (Commission File Number)	72-1100013 (IRS Employer Identification No.)

6565 MacArthur Boulevard, Suite 1050, Irving, TX (Address of principal executive offices)	75039 (Zip Code)
Registrant’s telephone number, including area code: (972) 401-0090
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Director Deferred Fee Plan

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On December 19, 2005, upon recommendation of the Compensation Committee of the Board of Directors of CARBO Ceramics Inc. (“CARBO”), the Board of Directors of CARBO (the “Board”) approved the adoption and implementation of the CARBO Ceramics Inc. Director Deferred Fee Plan (the “Plan”).
The Plan provides non-employee directors of CARBO (“Eligible Director”) with the opportunity to defer taxation of cash fees payable for service as a Director (including a quarterly retainer and fees for chairing and/or attending Board and committee meetings) and obtain an equity-based interest in CARBO. The Plan permits such Directors each year to elect to defer receipt of cash fees otherwise payable in such year and to receive such fees in the form of shares of CARBO’s Common Stock on the later of a date certain chosen by the Director or the cessation of the Director’s service on the Board, either in a lump sum or in installment payments. Under the Plan, Directors may receive such shares early in the event of certain changes in control of CARBO or terminations of the Plan.
For additional information about the Plan, please refer to the copy of the Plan, which is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
The following exhibit is filed as part of the Current Report on Form 8-K (the “Report”).
Exhibits
99.1  CARBO Ceramics Inc. Director Deferred Fee Plan

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARBO Ceramics Inc.

By:	/s/ Paul G. Vitek

Paul G. Vitek
Sr. Vice President, Finance and
Chief Financial Officer
Dated: December 19, 2005